                                                                     EXHIBIT 2.6

     THIS AGREEMENT, is entered into as of June 3, 2000 (the "Effective Date") between Cabletron Systems, Inc. ("Cabletron"), each direct and indirect subsidiary of Cabletron (whether presently existing or hereafter formed or acquired) included as a member of the Cabletron Affiliated Group (as defined below) in any year and not included as a member of an Affiliated Subsidiary Group (as defined below) (all such Cabletron subsidiaries together with Cabletron being the "Cabletron Group"), Aprisma Management Technologies, Inc. ("Aprisma"), each direct and indirect subsidiary of Aprisma (whether presently existing or hereafter formed or acquired) included as a member of the Cabletron Affiliated Group in any year (all such Aprisma subsidiaries together with Aprisma being the "Aprisma Group"), Enterasys Networks, Inc. ("Enterasys"), each direct and indirect subsidiary of Enterasys (whether presently existing or hereafter formed or acquired) included as a member of the Cabletron Affiliated Group in any year (all such Enterasys subsidiaries together with Enterasys being the "Enterasys Group"), GlobalNetwork Technology Services, Inc. ("GNTS"), each direct and indirect subsidiary of GNTS (whether presently existing or hereafter formed or acquired) included as a member of the Cabletron Affiliated Group in any year (all such GNTS subsidiaries together with GNTS being the "GNTS Group"), Riverstone Networks, Inc. ("Riverstone"), each direct and indirect subsidiary of Riverstone (whether presently existing or hereafter formed or acquired) included as a member of the Cabletron Affiliated Group in any year (all such Riverstone subsidiaries together with Riverstone being the "Riverstone Group"), and together with the Aprisma Group, the Enterasys Group and the GNTS Group, the Riverstone Group, the "Affiliated Subsidiary Groups").

     WHEREAS, the Cabletron Group and the Affiliated Subsidiary Groups are part of an Affiliated Group filing consolidated federal income tax returns and certain consolidated, combined and unitary state or local income tax returns;

     WHEREAS, the parties hereto wish to set forth their agreement with respect to the allocation and payment of federal, state, local and foreign income and employment taxes attributable to them, and to allocate responsibility for the preparation and filing of returns and the maintenance of records for all periods through, or which include, the Distribution (as defined below) of one or more of the Affiliated Subsidiary Groups;

     WHEREAS, Cabletron has transferred certain operations conducted by it to the Affiliated Subsidiary Groups and may distribute the stock of one or more of Aprisma, GNTS, Riverstone and Enterasys (each a "Subsidiary Group Parent") to Cabletron stockholders in one or more transactions (each a "Distribution") intended to qualify as tax-free transactions under section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto wish to set forth their agreement with respect to the allocation of tax and other liability by reason of the Distributions.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree, effective as of the Effective Date, as follows:

     1.   Definitions.

As used in this Agreement:

          "Affiliated Group" shall mean an affiliated group of corporations
           ----------------
          within the meaning of section 1504(a) of the Code for the taxable year in question.

          "Cabletron Affiliated Group" shall mean, for any taxable year of
           --------------------------
          Cabletron, the Affiliated Group of which Cabletron is the common parent for such year.

          "Contributed Business" shall mean, with respect to an Affiliated
           --------------------
          Subsidiary Group, the business (including assets, liabilities, employees and all other tangible and intangible property), whether originally formed or acquired by Cabletron, contributed by Cabletron to the Affiliated Subsidiary Group and not distributed back to Cabletron.

          "Distribution Date" shall mean, with respect to an Affiliated
           -----------------
          Subsidiary Group, the date of the Distribution of its Subsidiary Group Parent.

          "Federal Income Tax" shall mean any U.S. federal income tax, including
           ------------------
          any interest, penalty or addition thereto, whether disputed or not.

          "Market Valuation" shall mean for any Distribution of a Subsidiary
           ----------------
          Group Parent as of its Distribution Date (i) with respect to the Subsidiary Group Parent, the fair market value of all of its outstanding stock (measured using the mean of the high and low of the public trading price) as of such date, or (ii) with respect to Cabletron, the fair market value of all of its outstanding stock (measured using the mean of the high and low of the public trading price) as of such date, less the fair market value of all of the outstanding stock of the other Subsidiary Group Parents (measured using the mean of the high and low of the public trading price, if any, or other similar measure of fair market value as determined by Cabletron), as of such date, that are distributed subsequent to such Distribution Date.

          "Member" shall mean, during the period that such member is includable,
           ------
          each includable member of the Cabletron Affiliated Group for such year.

          "Other Income Tax" shall mean any state, local or foreign income tax,
           ----------------
          including any interest, penalty or addition thereto, whether disputed or not.

          "Other Tax" shall mean any payroll or other employment tax, including
           ---------
          any interest, penalty or addition thereto, whether disputed or not.

          "Pre-Contribution Year" shall mean, with respect to an Affiliated
           ---------------------
          Subsidiary Group, any taxable year of the Cabletron Affiliated Group ending on or before February 29, 2000, and any other taxable year of the Cabletron Affiliated Group during any part of which the Cabletron Group conducted the Contributed Business of such Affiliated Subsidiary Group.

          "Pre-Distribution Year" shall mean, with respect to an Affiliated
           ---------------------
          Subsidiary Group, a taxable year of the Cabletron Affiliated Group beginning prior to (and including) the Distribution of the Subsidiary Group Parent of such Affiliated Subsidiary Group.

          "Separate Return Tax Liability" shall mean, with respect to an
           -----------------------------
          Affiliated Subsidiary Group for any Pre-Distribution Year, the sum of the Federal Income Tax for each member of the Affiliated Subsidiary Group for such year determined by using the method described in section 1.1502-32(b)(3)(iv)(D) of the Treasury Regulations.

          "Spin Damages," shall mean, with respect to a Distribution of an
           -------------
          Affiliated Subsidiary Group, Taxes and other damages suffered (including reasonable attorneys' and expert witness fees and disbursements in connection with the investigation, defense or settlement of any action or threatened action) attributable either to the failure of such Distribution to qualify under section 355 of the Code or attributable to the application of section 355(e) with respect to such Distribution.

          "Tax" shall mean Federal Income Tax, Other Income Tax and Other Tax.
           ---

          "Tax Returns" and "Returns" shall include all returns, other forms or
           -----------       -------
          statements in respect of Taxes which are required or permitted to be filed.

          "Transformation Agreement" shall mean the transformation agreement
           ------------------------
          entered into by Cabletron, Aprisma, GNTS, Riverstone and Enterasys as of June 3, 2000.

          "Treasury Regulations" shall mean the income tax regulations
           --------------------
          promulgated under the Code applicable to the taxable year in question.

     (a) Other defined terms shall have the meanings assigned to them in the preamble to this Agreement. Any term that is not defined in this Agreement shall, unless the context otherwise requires, have the meaning assigned in the Code or the Treasury Regulations. References to provisions of the Code or Treasury Regulations shall include a reference to any successor provision.

     2.   Filing of Federal Income Tax Returns.

     (a) For Pre-Distribution Years of an Affiliated Subsidiary Group, Cabletron shall file, and shall make all determinations with respect to, all consolidated Federal Income Tax Returns required to be filed by it on behalf of the Cabletron Affiliated Group for such year (collectively, the "Pre-Distribution Group Returns").

     (b) The Pre-Distribution Group Returns with respect to an Affiliated Subsidiary Group shall include all of the income, gain, loss, deductions, credits and similar items of all Members of the Cabletron Affiliated Group, including all income, gain, loss, deductions, credits and similar items of such Affiliated Subsidiary Group through its Distribution Date. Cabletron shall prepare such Pre-Distribution Group Returns and shall have the right to exercise all the powers of, and shall have all the duties of, a common parent or agent as are conferred upon it by the Code and Treasury Regulations with respect to such Pre-Distribution Group Returns and each Pre-Distribution Year of such Affiliated Subsidiary Group. All Members of the Cabletron Affiliated Group for a Pre-Distribution Year of such Affiliated Subsidiary Group shall execute and file such consents, elections and other documents as may be necessary or appropriate for the proper filing of the Pre-Distribution Group Returns.

     (c) For all periods beginning before the Distribution Date of an Affiliated Subsidiary Group, each member of such Affiliated Subsidiary Group (or its Subsidiary Group Parent on its behalf) shall file all of its Federal Income Tax Returns not filed on a consolidated basis by Cabletron under paragraph (a) above (the "Separate Returns"), and shall include on the Separate Returns all of its income, gains, loss, deductions, credits and similar items for all periods covered by the Separate Returns.

     3.   Payment of Federal Income Tax.

     (a) Cabletron shall pay all Federal Income Tax shown as due on the Pre-Distribution Group Returns. Each Affiliated Subsidiary Group shall upon ten (10) days' notice reimburse or otherwise account to Cabletron for an amount equal to its Separate Return Tax Liability. If an Affiliated Subsidiary Group has not reimbursed or otherwise accounted to Cabletron within ten (10) days upon receipt of a written request, interest, at the current short-term market rate, shall accrue on the amount of such Affiliated Subsidiary Group's Separate Return Tax Liability until the date that payment (including accrued interest thereon) is received (or otherwise accounted for) by the

     Cabletron Group.

     (b) Within ninety (90) days of the filing of the Pre-Distribution Group Returns, Cabletron shall be required to make or otherwise account to each Subsidiary Group Parent of each Affiliated Subsidiary Group any payments required as a result of benefits realized by Cabletron (or a Member of the Cabletron Affiliated Group not included in such Affiliated Subsidiary Group) from the use of the Affiliated Subsidiary Groups' Federal Income Tax attributes, calculated by Cabletron in its sole discretion in accordance with the principles regarding the determination of Separate Return Tax Liability.

     (c) Cabletron shall be entitled to receive any overpayment of Federal Income Tax shown on any Pre-Distribution Group Return, as originally filed.

     (d) Each member of an Affiliated Subsidiary Group (or its Subsidiary Group Parent on its behalf) shall pay all Federal Income Tax shown as due on its Separate Returns.

     4.   Adjustments to Federal Income Tax Liabilities.

     (a) Cabletron shall be responsible for, and control all decisions as to, Federal Income Tax audits of, and proceedings regarding the Pre-Distribution Group Returns and other Federal Income Tax Returns filed by it. The Subsidiary Group Parent of each Affiliated Subsidiary Group shall be responsible for, and control all decisions as to, Federal Income Tax audits of, and proceedings regarding the Separate Returns of the members of its Affiliated Subsidiary Group.

     (b) Subject to paragraph (e) of this Section 4 and Section 7 below, if the Federal Income Tax liability on any Pre-Distribution Group Return which Cabletron files is adjusted, whether by means of an amended Return, claim for refund, or after a Federal Income Tax audit, Cabletron shall pay all additional Federal Income Tax due and shall be entitled to receive all refunds of Federal Income Tax except:

               1. Subject to, and to the extent provided in, Section 8, each Subsidiary Group Parent shall be entitled to refunds of Federal Income Tax of members of its Affiliated Subsidiary Group for Pre-Distribution Years attributable to carrybacks originating in years beginning after its Distribution Date;

               2. The Subsidiary Group Parent of an Affiliated Subsidiary Group shall within ten (10) days' notice reimburse or otherwise account to the Cabletron Group for the additional Separate Return Tax

                    Liability of its members with respect to its Pre-Distribution Group Returns (and, if such Subsidiary Group Parent has not reimbursed or otherwise accounted to the Cabletron Group within such period, interest, at the current short-term market rate, accrued thereon until the date of full payment).

     (c) If the Federal Income Tax liability with respect to the Separate Return of a Member is adjusted, whether by means of an amended Return, claim for refund, or after a Federal Income Tax audit, the Member (or its Subsidiary Group Parent on its behalf) shall pay all additional Federal Income Tax due and shall be entitled to receive all refunds of Federal Income Tax.

     (d) Each party responsible for an audit or proceeding under paragraph (a) shall keep the other currently informed as to the status of any Federal Income Tax audit or proceeding as to which the other party may be required to make a payment (or otherwise account) to the responsible party under this Section 4 and shall provide the other party with copies of any correspondence or other written materials which the responsible party either receives or provides to the Internal Revenue Service concerning such a Federal Income Tax audit or proceeding. The party which may be required to make a payment under this Section 4 shall have the right to participate at its expense in any such Federal Income Tax audit or proceeding, but this right shall not derogate from the responsible party's power to control all decisions as to the Federal Income Tax audit or proceeding as provided in paragraph (a).

     (e) If the Federal Income Tax liability of Cabletron or the Cabletron Affiliated Group for any Pre-Contribution Year is adjusted, whether by means of an amended Return, claim for refund, or after a Tax audit, Cabletron shall pay all additional Federal Income Tax due and shall be entitled to receive all refunds of Federal Income Tax. Each Affiliated Subsidiary Group shall be responsible for and shall promptly reimburse or otherwise account to Cabletron, upon the request of Cabletron, an amount equal to its share of Federal Income Tax, if any, attributable to its Contributed Business using principles consistent with the calculation of its Separate Return Tax Liability (applied on a divisional basis to the extent such Contributed Business was not separately incorporated in the Pre-Contribution Year), as determined by Cabletron in its sole discretion.

     5.   Other Income Tax.

          With respect to Other Income Tax, Cabletron and the Affiliated Subsidiary Groups (as modified to be consistent with the law of the relevant jurisdiction) shall (i) file, or cause to be filed, all Other Income Tax Returns, and (ii) pay, cause to be paid or otherwise account for all Other Income Tax (including adjustments thereof) in accordance with the principles applicable to Federal Income Tax as set forth in Sections 2, 3 and 4, as determined by Cabletron in its sole discretion.

     6.   Other Tax.


          For Pre-Distribution Years, each member of each Affiliated Subsidiary Group shall (i) withhold or collect all Other Tax due from it or in respect of its Contributed Business, (ii) file, or cause to be filed, all Returns pertaining to such Other Tax, (iii) pay, cause to be paid or otherwise account for such Other Tax to the relevant taxing authorities, and (iv) retain the right to refunds of such Other Tax.

     7.   Tax Related Indemnities.

     (a) Each member of an Affiliated Subsidiary Group shall indemnify and hold harmless the Cabletron Group and the other Affiliated Subsidiary Groups against any and all Taxes for which it or any member of its Affiliated Subsidiary Group is responsible under this Agreement. Subject to the foregoing, Cabletron shall indemnify and hold the Affiliated Subsidiary Groups harmless against any and all Taxes the Cabletron Group is required to bear under this Agreement, including, without limitation, any liability under section 1.1502-6 of the Treasury Regulations.

     (b) If (i) for any reason a member of an Affiliated Subsidiary Group or a shareholder of such member is solely responsible for the Distribution of the Subsidiary Group Parent of the Affiliated Subsidiary Group to fail to qualify under section 355 of the Code, or (ii) the stock of such Subsidiary Group Parent is acquired by one or more persons, whether directly or indirectly, such that section 355(e) of the Code causes such stock of such Subsidiary Group Parent not to be treated as "qualified property" for purposes of section 355(c)(2) of the Code, such Affiliated Subsidiary Group shall be responsible for and each member of such Affiliated Subsidiary Group shall indemnify the Cabletron Group and each other Affiliated Subsidiary Group against all Spin Damages relating to such Distribution.

     (c) If the Distribution of a Subsidiary Group Parent fails to qualify under section 355 of the Code and if such failure is the responsibility of or is by reason of both the Cabletron Group and either a member of the Affiliated Subsidiary Group of such Subsidiary Group Parent or a shareholder of such member then (I) such Affiliated Subsidiary Group shall be responsible for and each member of such Affiliated Subsidiary Group shall indemnify the Cabletron Group and each other Affiliated Subsidiary Group against a percentage of the Spin Damages relating to such Distribution equal to the quotient of (x) such Affiliated Subsidiary Group's Market

     Valuation, divided by (y) the sum of (i) such Affiliated Subsidiary Group's Market Valuation, and (ii) Cabletron's Market Valuation, and (II) Cabletron shall be responsible for and indemnify each Affiliated Subsidiary Group against a percentage of the Spin Damages relating to such Distribution equal to the quotient of (x) Cabletron's Market Valuation, divided by (y) the sum of (i) such Affiliated Subsidiary Group's Market Valuation, and
     (ii) Cabletron's Market Valuation.

     (d) If (i) for any reason Cabletron is solely responsible for the Distribution of a Subsidiary Group Parent to fail to qualify under section 355 of the Code, or (ii) the stock of Cabletron is acquired by one or more persons, whether directly or indirectly, such that section 355(e) of the Code causes the stock of such Subsidiary Group Parent not to be treated as "qualified property" for purposes of section 355(c)(2) of the Code, Cabletron shall be responsible for and indemnify each Affiliated Subsidiary Group against all Spin Damages relating to such Distribution.

     8.   Carrybacks.

          If a member of an Affiliated Subsidiary Group incurs a net operating loss in a year which begins after the Distribution Date of the stock of the Subsidiary Group Parent of such Affiliated Subsidiary Group, all members of such Affiliated Subsidiary Group shall elect under section 172(b)(3) of the Code to relinquish the carryback of the net operating loss to any Pre-Distribution Taxable Year unless Cabletron consents in writing to such carryback. If Cabletron consents to such a carryback or if a member of such Affiliated Subsidiary Group incurs in such a year a net capital loss, unused general business tax credit, unused foreign tax credit or any other item that is carried back to a Pre-Distribution Taxable Year, Cabletron shall pay such member or such Subsidiary Group Parent an amount equal to the Tax refund received by Cabletron as a direct result of the carryback. Cabletron shall cooperate fully in obtaining such a refund, but any out-of-pocket expenses incurred by Cabletron in connection with such efforts shall be borne by such member or such Subsidiary Group Parent. In the event a subsequent audit or proceeding increases or reduces the carryback, Cabletron shall promptly pay such member or such Subsidiary Group Parent the amount of any additional Tax refund received by Cabletron resulting from such an increase and such member or such Subsidiary Group Parent shall promptly pay (or otherwise account to) Cabletron the amount of any deficiency in Tax assessed against Cabletron.

     9.   Mutual Cooperation.

     (a) Each member of the Cabletron Group and each Affiliated Subsidiary Group shall provide each other with such assistance as may be reasonably requested by either of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any Tax liability, and each will, upon the request of the other, provide the other with any records or information which may be relevant to such Return, audit or examination proceedings. Subject to the other provisions of this Agreement, each member of the Cabletron Group and each member of each Affiliated Subsidiary Group agree to take whatever reasonable action is necessary to minimize their aggregate Tax liabilities.

     (b) Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the later of (i) the time the applicable statutes of limitations for assessment of Tax for the year has expired, and (ii) the time a final settlement of all payments which may be required under this Agreement is made for the year. Prior to destroying any such Returns, schedules, work papers, records and other documents, the party holding them shall offer to make copies of relevant materials available to the other party at the expense of the other party.

     10.  Notices.

          All notices, requests, demands and other communications to any party hereunder shall be duly given, made or served, if in writing and delivered personally or sent by registered mail, postage prepaid to the address set forth below or such other address as either party shall give written notice to the other:

     If to the Cabletron Group:

          Cabletron Systems, Inc.
          35 Industrial Way
          Building 36
          Rochester, NH 03867
          Attn: Eric Jaeger and Chief Financial Officer
          Telecopier No.: (603) 337-1518

     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: David A. Fine
          Telecopier No.: (617) 951-7050

     If to the Aprisma Group:

          Aprisma Management Technologies, Inc.
          121 Technology Drive
          Durham, NH 03824
          Attn: President
          Telecopier No.: (603) 337-7784

     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: David A. Fine
          Telecopier No.: (617) 951-7050

     If to the GNTS Group:

          GlobalNetwork Technology Services, Inc.
          35 Industrial Way
          Building 28
          Rochester, NH 03867
          Attn: President
          Telecopier No.: (603) 337-3402

     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: David A. Fine
          Telecopier No.: (617) 951-7050

     If to the Riverstone Group:

          Riverstone Networks, Inc.
          5200 Great American Parkway
          Santa Clara, CA
          Attn: President
          Telecopier No.: (408) 878-6501
     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: David A. Fine
          Telecopier No.: (617) 951-7050

     If to the Enterasys Group:

          Enterasys Networks, Inc.
          35 Industrial Way
          Building 36
          Rochester, NH 03867
          Attn: President
          Telecopier No.: (603) 337-1524

     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: David A. Fine
          Telecopier No.: (617) 951-7050

     11.  Miscellaneous.

          (a) Injunctions. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

          (b) Assignment. Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the written consent of the other party; and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be
          --------  -------
          binding
          upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no assignment shall relieve any party's obligations hereunder without the written consent of the other party.

          (c) Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other parties with all such information as they may reasonably request in order to be able to comply with the provisions of this paragraph.

          (d) Parties in Interest. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

          (e) Waivers, Etc. No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (f) Setoff. All payments to be made by any party under this Agreement shall, except to the extent otherwise specifically provided herein, be made without setoff, counterclaim or withholding, all of which are expressly waived.

          (g) Prior Tax-Sharing Agreements; Effect on Earnings and Profits Election. This Agreement constitutes the entire agreement between the parties and shall supersede any other Tax-sharing or Tax-allocation agreement or arrangement in effect between the parties hereto prior to the Effective Date with respect to the matters expressly dealt with herein. Nothing in this Agreement is intended to change or otherwise affect any election made by the Cabletron Affiliated Group with respect to the calculation of earnings and profits under section 1552 of the Code or the Treasury Regulations.

          (h) Amendment. This Agreement may not be altered, changed, modified, or terminated orally, and any modification or revision of this Agreement shall be accomplished only through a writing clearly denominated as an amendment to this Agreement signed by the Subsidiary Group Parents, except as provided under section 10 of the Transformation Agreement.

          (i) Confidentiality. Subject to any contrary requirement of law or regulation and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of its agents or employees may receive pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided,
                                                                  --------
          however, that such obligation to maintain confidentiality shall not
          -------
          apply to information which at the time of disclosure was in the public domain not as a result of acts by the receiving party.

          (j) Dispute Resolution. If a dispute, controversy or claim arises between or among two or more parties relating to the interpretation or performance of this Agreement (a "Dispute"), the appropriate senior executives of each party who shall have the authority to resolve the matter shall meet within fifteen (15) days from the date the Dispute arises to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The earlier of fifteen (15) days from the date one party notifies the other party or parties of the Dispute and the date of the initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date". Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within fifteen (15) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then, whether or not Cabletron is involved in the Dispute, the parties shall submit the Dispute to the chief executive officer of Cabletron (or such other executive of Cabletron designated by the chief executive officer of Cabletron for this purpose) for resolution. The chief executive officer (or other designated executive of Cabletron) shall resolve such Dispute. The decision of the chief executive officer or other designated executive of Cabletron shall be final and binding on the parties hereto.

          Notwithstanding the foregoing paragraph, if the senior executives of each party are unable to resolve a Dispute within sixty (60) days from the Dispute Resolution Commencement Date and at least one party to the Dispute is no longer a Member of the Cabletron Affiliated Group, and any party wishes to pursue its rights relating to such Dispute (as evidenced by the approval of the Board of Directors of such party to pursue arbitration of the Dispute in accordance with this Section 11(j)), then the Dispute shall be resolved as set forth below:

               (i) The Dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Boston, Massachusetts. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty
               (30) days of the completion of the arbitration. The prevailing party in such arbitration, as determined by the arbitrator, shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealeable and may be enforced in any court of competent jurisdiction.

               (ii) Notwithstanding the foregoing paragraph, any Dispute involving at least one party that is no longer a Member is not required to be negotiated or arbitrated prior to seeking injunctive relief from a court of competent jurisdiction to prevent serious and irreparable injury to one of the parties or to others: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one
               of the parties or to others.   However, the parties to the
               Dispute shall make a good faith effort to negotiate such Dispute, according to the above procedures, while such court action is pending.

          (k) Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (l) Governing Law. This Agreement is intended to take effect as a sealed instrument governed by the laws of State of Delaware (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction).

           [The remainder of this page is intentionally left blank.]

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                              Cabletron Systems, Inc., on behalf of itself and the Cabletron Group


                              By: /s/ Piyush Patel
                                  --------------------------
                                  Title: President, Chairman & CEO

                              Aprisma Management Technologies, Inc., on behalf of itself and the Aprisma Group


                              By: __________________________
                                  Title:

                              GlobalNetwork Technology Services, Inc., on behalf of itself and the GNTS Group


                              By: __________________________
                                  Title:

                              Riverstone Networks, Inc., on behalf of itself and the Riverstone Group


                              By: __________________________
                                  Title:

                              Enterasys Networks, Inc., on behalf of itself and the Enterasys Group


                              By: __________________________
                                  Title:

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                              Cabletron Systems, Inc., on behalf of itself and the Cabletron Group


                              By:
                                  __________________________
                                  Title:

                              Aprisma Management Technologies, Inc., on behalf of itself and the Aprisma Group


                              By:  /s/ Michael Skubisz
                                  --------------------------
                                  Title: President

                              GlobalNetwork Technology Services, Inc., on behalf of itself and the GNTS Group


                              By: __________________________
                                  Title:

                              Riverstone Networks, Inc., on behalf of itself and the Riverstone Group


                              By: __________________________
                                  Title:

                              Enterasys Networks, Inc., on behalf of itself and the Enterasys Group


                              By: __________________________
                                  Title:

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                              Cabletron Systems, Inc., on behalf of itself and the Cabletron Group


                              By:
                                  __________________________
                                  Title:

                              Aprisma Management Technologies, Inc., on behalf of itself and the Aprisma Group


                              By:
                                  __________________________
                                  Title:

                              GlobalNetwork Technology Services, Inc., on behalf of itself and the GNTS Group


                              By:   /s/ Earle Humphreys
                                  --------------------------
                                  Title: President

                              Riverstone Networks, Inc., on behalf of itself and the Riverstone Group


                              By: __________________________
                                  Title:

                              Enterasys Networks, Inc., on behalf of itself and the Enterasys Group


                              By: __________________________
                                  Title:

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                              Cabletron Systems, Inc., on behalf of itself and the Cabletron Group


                              By:
                                  __________________________
                                  Title:

                              Aprisma Management Technologies, Inc., on behalf of itself and the Aprisma Group


                              By:
                                  __________________________
                                  Title:

                              GlobalNetwork Technology Services, Inc., on behalf of itself and the GNTS Group


                              By: __________________________
                                  Title:

                              Riverstone Networks, Inc., on behalf of itself and the Riverstone Group


                              By: /s/ Romulus Pereira
                                  --------------------------
                                  Title: President & CEO

                              Enterasys Networks, Inc., on behalf of itself and the Enterasys Group


                              By: __________________________
                                  Title:

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                              Cabletron Systems, Inc., on behalf of itself and the Cabletron Group


                              By:
                                  __________________________
                                  Title:

                              Aprisma Management Technologies, Inc., on behalf of itself and the Aprisma Group


                              By:
                                  __________________________
                                  Title:

                              GlobalNetwork Technology Services, Inc., on behalf of itself and the GNTS Group


                              By: __________________________
                                  Title:

                              Riverstone Networks, Inc., on behalf of itself and the Riverstone Group


                              By: __________________________
                                  Title:

                              Enterasys Networks, Inc., on behalf of itself and the Enterasys Group


                              By:  /s/ Enrique Fiallo
                                  --------------------------
                                  Title: President